Exhibit 99.1

Larry Pierce Media Relations (713) 369-9407	Mindy Mills Investor Relations (713) 369-9490 www.kindermorgan.com

KINDER MORGAN, INC. RAISES DIVIDEND TO $3 ANNUALLY;

SECOND QUARTER EPS UP 13%

HOUSTON, July 20, 2005 – Kinder Morgan, Inc. (NYSE: KMI) today reported a 13 percent increase in second quarter diluted earnings per share from continuing operations before certain items and its board of directors declared an increase in KMI’s quarterly dividend to $0.75 per common share ($3.00 annualized).

Second quarter income from continuing operations before certain items was $116.9 million, or $0.95 per diluted common share, compared to $104.4 million, or $0.84 per share, in the second quarter of 2004. Including certain items, which were primarily comprised of a gain from the previously announced sale of approximately 1.7 million Kinder Morgan Management, LLC (NYSE: KMR) shares, KMI’s second quarter diluted earnings per share from continuing operations was $0.99, compared to $0.84 per share in the same period last year. Through the first six months of the year, KMI had income from continuing operations before certain items of $262 million, or $2.11 diluted earnings per share, compared to income of $231.4 million, or $1.85 per share, for the comparable period in 2004. For the first two quarters, income from continuing operations was $266.7 million, or $2.15 diluted earnings per share, compared to $231.4 million, or $1.85 per share, for the same period last year.

KMI Chairman and CEO Richard D. Kinder said, “Our ownership of the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and another solid performance by Natural Gas Pipeline Company of America (NGPL) enabled us to report strong second quarter earnings and increase the dividend for the second time this year. We have increased the amount of the dividend to 15 times the dividend paid in the second quarter of 2002 (from $0.05 per quarter/$0.20 annualized to $0.75 per quarter/$3 annualized). We expect to be able to continue to grow the dividend at a rate consistent with our anticipated earnings growth of 10 to

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KMI – Q2 Earnings	Page 2

12 percent.” The increased quarterly dividend will be payable Aug. 12, 2005, to shareholders of record as of July 29, 2005.

KMI has generated approximately $316 million in cash flow through the first six months of the year, which is consistent with its published annual budget of more than $620 million in cash flow. (Cash flow is defined as pre-tax income before DD&A, less cash paid for income taxes and sustaining capital expenditures.) “We intend to continue to return cash to our shareholders in an economic and tax-efficient manner by further increasing the dividend and through our stock repurchase program, while at the same time maintaining a strong balance sheet,” Kinder said. In the second quarter, KMI repurchased approximately $36 million in KMI shares. The company has repurchased about $190 million this year in KMI shares of its published annual budget of $222 million. At the close of the second quarter, KMI’s debt-to-capital ratio was approximately 38 percent.

Overview of Business Segments

KMI’s investments in KMP contributed $134.4 million of pre-tax earnings to KMI in the second quarter, up 17 percent from $114.5 million in the second quarter of 2004 and on target to meet its published annual budget of 17 percent growth. KMI will receive $145.8 million in total distributions from its investment in KMP for the second quarter, compared to $122 million in the same period last year.

“Cash flow continued to increase at KMP in the second quarter due to both strong internal growth and contributions from acquisitions,” Kinder said. “All four of KMP’s businesses reported increased segment earnings compared to the second quarter last year.” As KMP’s distributions grow, KMI’s general partner share of those distributions grows as well, up to 50 percent of incremental distributions.

NGPL reported second quarter segment earnings of $99.4 million, a 6 percent increase from $93.4 million in the second quarter of 2004 and on target to meet or exceed its published annual budget of 5 percent growth. “NGPL’s results were driven by an increase in transportation margins and storage revenues,” Kinder said. “We also continue to benefit from successful contract negotiations, as firm, long-haul transportation capacity on NGPL is 96 percent sold out

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KMI – Q2 Earnings	Page 3

through 2005 and storage is fully contracted until April 2006.” Throughput volumes were up 10 percent primarily due to warmer than normal weather and high utilization of the Amarillo and Louisiana lines. The level of throughput has only a modest impact on earnings, however, because the vast majority of NGPL’s transportation and storage revenues come from contractually-secured demand charges that customers pay regardless of the amount of natural gas they ship through the pipeline.

In June, NGPL received a certificate from the FERC for its Amarillo-Gulf Coast cross-haul expansion. The $16.5 million project will add 61,000 dekatherms per day of capacity and is expected to be in service in April 2006. In addition, the company will begin drilling storage injection withdrawal wells this month to expand its Sayre storage field in Oklahoma by 10 billion cubic feet. The $35 million project is expected to begin service in the spring of 2006.

Retail reported second quarter segment earnings of $4.9 million, about flat with the same period a year ago and on target to meet its published annual budget of 2 percent growth. The company continues to add meters and load growth in Colorado, as it has several expansion projects underway on the Western Slope. In addition, Retail has installed approximately 85 percent of its automated meter reading equipment, which will reduce meter reading costs and improve customer satisfaction. The project is expected to be completed and fully operational to this segment’s more than 240,000 customers in Colorado, Nebraska and Wyoming in the fourth quarter.

Power generated second quarter segment earnings of $4.5 million, up from $3.9 million in the second quarter of 2004 and on target to meet or exceed its published annual budget. In the second quarter, Power began providing operating and maintenance management services at a new 103-megawatt combined-cycle natural gas-fired power plant in Snyder, Texas, to provide electricity to KMP’s SACROC operations. In 2005, Power is expected to produce about 1 percent of the total of KMI’s budgeted segment earnings.

Outlook

In January, KMI published its budget showing earnings of approximately $4.22 per share in 2005, and the company expects to meet or exceed that target.

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KMI – Q2 Earnings	Page 4

Kinder Morgan, Inc. is one of the largest energy transportation and storage companies in America, operating more than 35,000 miles of natural gas and products pipelines and approximately 145 terminals. Kinder Morgan, Inc. owns the general partner interest of Kinder Morgan Energy Partners, L.P., one of the largest publicly traded pipeline limited partnerships in the United States. Combined, the two companies have an enterprise value of almost $30 billion. (Enterprise value is market value of the equity securities plus net debt, excluding interest rate swaps.)

Please join KMI at 4:30 p.m. Eastern Time on Wednesday, July 20, at www.kindermorgan.com for a LIVE webcast conference call on the company’s second quarter earnings.

In this release, we present a measure of cash flow that differs from cash flow measures prepared under Generally Accepted Accounting Principles (GAAP). In this release, we have defined cash flow to be pre-tax income from continuing operations before depletion, depreciation and amortization (DD&A), less cash paid for income taxes and less sustaining capital expenditures. In each case, the amounts included in the calculation of these measures are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not a defined term under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity of an asset. We routinely calculate and communicate this measure to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that this measure is useful to investors because it provides investors with a quick, simple and reasonable estimate of our cash flow available for expansion projects, debt repayment, dividends and share repurchases.

We believe the most directly comparable cash flow measure computed under GAAP is “cash flows provided by continuing operations.” This GAAP measure differs from the cash flow measure used in this release in that (1) it is not reduced for sustaining capital expenditures, and (2) it is affected by a number of items that are not taken into account in the cash flow measure used in this release, including (i) adjustments for equity in earnings, (ii) distributions from equity investments, (iii) minority interests in income of consolidated subsidiaries, (iv) deferred purchased gas costs, (v) changes in gas in underground storage, (vi) changes in other working capital items, (vii) net gains or losses on sales of assets, (viii) payments for termination of interest rate swaps, (ix) pension contributions in excess of expense, and (x) other, net. We have attached a reconciliation of cash flow to preliminary cash provided by continuing operations for actual results. Cash flow should be considered in conjunction with cash provided by continuing operations, as defined by GAAP.

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KMI – Q2 Earnings	Page 5

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

# # #

KINDER MORGAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Revenues:
Natural Gas Transportation and Storage	$188,478	$171,946	$395,838	$370,739
Natural Gas Sales	80,910	42,941	190,759	180,043
Other	23,997	21,980	43,671	38,671
Total Operating Revenues	293,385	236,867	630,268	589,453

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales	99,559	52,210	212,169	185,681
Operations and Maintenance	46,410	37,934	86,555	74,128
General and Administrative	18,566	19,879	35,239	42,167
Depreciation and Amortization	30,216	29,707	59,571	59,188
Taxes, Other Than Income Taxes	8,566	8,451	17,114	16,832
Total Operating Costs and Expenses	203,317	148,181	410,648	377,996

Operating Income	90,068	88,686	219,620	211,457

Other Income and (Expenses):
Equity in Earnings of Kinder Morgan Energy Partners	157,162	132,802	311,207	261,569
Equity in Earnings of Other Equity Investments	3,307	2,695	6,620	5,502
Interest Expense, Net	(38,564)	(32,361)	(74,328)	(64,795)
Interest Expense - Deferrable Interest Debentures	(5,478)	(5,478)	(10,956)	(10,956)
Minority Interests	(19,629)	(15,089)	(31,328)	(24,397)
Other, Net	23,235	762	29,303	1,521
Total Other Income and (Expenses)	120,033	83,331	230,518	168,444

Income From Continuing Operations Before Income Taxes	210,101	172,017	450,138	379,901
Income Taxes	88,528	67,627	183,474	148,469
Income From Continuing Operations	121,573	104,390	266,664	231,432
Gain (Loss) on Disposal of Discontinued Operations, Net of Tax	423	-	(1,389)	-
Net Income	$121,996	$104,390	$265,275	$231,432

Basic Earnings (Loss) Per Common Share:
Income From Continuing Operations	$ 1.00	$ 0.84	$ 2.17	$ 1.87
Loss on Disposal of Discontinued Operations	-	-	(0.01)	-
Total Basic Earnings Per Common Share	$ 1.00	$ 0.84	$ 2.16	$ 1.87

Number of Shares Used in Computing Basic
Earnings Per Common Share	122,012	123,882	122,605	123,799

Diluted Earnings (Loss) Per Common Share:
Income From Continuing Operations	$ 0.99	$ 0.84	$ 2.15	$ 1.85
Loss on Disposal of Discontinued Operations	-	-	(0.01)	-
Total Diluted Earnings Per Common Share	$ 0.99	$ 0.84	$ 2.14	$ 1.85

Number of Shares Used in Computing Diluted
Earnings Per Common Share	123,103	124,955	123,755	124,942

Dividends Per Common Share	$ 0.7000	$ 0.5625	$ 1.4000	$ 1.1250

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Equity in Earnings of Kinder Morgan Energy Partners	$157,162	$132,802	$311,207	$261,569
Segment Earnings: [1]
NGPL	99,400	93,427	213,609	200,173
TransColorado [2]	-	5,384	-	11,011
Retail	4,944	4,971	38,011	38,652
Power	4,477	3,908	8,843	7,631
	265,983	240,492	571,670	519,036
General and Administrative Expenses	(18,566)	(19,879)	(35,239)	(42,167)
Interest Expense, Net	(38,564)	(32,361)	(74,328)	(64,795)
Interest Expense, Deferrable Interest Debentures	(5,478)	(5,478)	(10,956)	(10,956)
Other	(11,803)	(10,757)	(19,538)	(21,217)
Income From Continuing Operations Before
Income Taxes and Certain Items	191,572	172,017	431,609	379,901
Income Taxes, Excluding Certain Items	74,674	67,627	169,620	148,469
Income From Continuing Operations
Before Certain Items	116,898	104,390	261,989	231,432
Certain Items, Net of Tax	4,675	-	4,675	-
Income From Continuing Operations	$121,573	$104,390	$266,664	$231,432

Diluted Earnings Per Share From Continuing
Operations Before Certain Items	$ 0.95	$ 0.84	$ 2.11	$ 1.85
Certain Items	0.04	-	0.04	-
Diluted Earnings Per Share From Continuing
Operations	$ 0.99	$ 0.84	$ 2.15	$ 1.85

Earnings Attributable to Investments in KMP

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

General Partner Interest, Including
Minority Interest in the OLPs	$119,605	$ 97,912	$233,543	$191,427
Limited Partner Units (KMP)	9,731	9,228	20,416	18,827
Limited Partner i-units (KMR)	27,826	25,662	57,248	51,315
	157,162	132,802	311,207	261,569
Pre-tax Minority Interest in KMR [3]	(22,767)	(18,312)	(44,314)	(36,567)
Pre-tax KMI Earnings from Investments in KMP	$134,395	$114,490	$266,893	$225,002

Additional Information

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Units and Shares in Millions)
Average KMP Units Owned by KMI	19.7	18.3	19.7	18.3
KMP Earnings per Unit	$ 0.50	$ 0.51	$ 1.04	$ 1.03
Average KMR Shares Owned by KMI	14.3	14.4	14.5	14.3
Average Total KMR Shares Outstanding	55.6	50.6	55.1	50.0

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

Volume Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Systems Throughput (Trillion Btus):
NGPL [4]	377.6	343.0	822.5	787.4
Retail [5]	6.9	6.2	22.1	24.6

Btus = British thermal units

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1

Operating income before corporate costs plus gains and losses on incidental sales of assets plus earnings from equity method investments.

2

Our investment in TransColorado Gas Transmission Company was contributed to Kinder Morgan Energy Partners, effective November 1, 2004.

3

Minority interest, net of tax, as reported in supplemental information was $13,251 and $11,353 for the three months ended June 30, 2005 and 2004, respectively, and $26,972 and $22,671 for the six months ended June 30, 2005 and 2004, respectively.

4

Excludes transport for Kinder Morgan Texas and Kinder Morgan Tejas intrastate pipelines.

5

Excludes transport volumes of intrastate pipelines.

KINDER MORGAN, INC. AND SUBSIDIARIES

PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)

(DOLLARS IN MILLIONS)

	June 30, 2005	December 31, 2004
Assets:
Cash and Cash Equivalents	$ 5	$ 177
Other Current Assets	387	293
Investments	3,230	3,399
Property, Plant and Equipment, Net	5,829	5,852
Other Assets	449	396
Total Assets	$ 9,900	$ 10,117

Liabilities and Stockholders' Equity:
Notes Payable and Current Maturities of Long-term Debt	$ 163	$ 505
Other Current Liabilities	273	334
Other Liabilities and Deferred Credits	2,662	2,678
Long-term Debt:
Outstanding Notes and Debentures	2,508	2,258
Deferrable Interest Debentures Issued to Subsidiary Trusts	284	284
Value of Interest Rate Swaps	119	88
	2,911	2,630
Minority Interests in Equity of Subsidiaries	1,136	1,105
Stockholders' Equity:
Accumulated Other Comprehensive Loss	(136)	(55)
Other Stockholders' Equity	2,891	2,920
Total Stockholders' Equity	2,755	2,865
Total Liabilities and Stockholders' Equity	$ 9,900	$ 10,117

Total Debt [1]	$ 2,666	$ 2,586
Total Capital [2]	$ 6,977	$ 6,895
Ratio of Total Debt to Total Capital	38.2%	37.5%

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1

Notes payable and current maturities of long-term debt plus outstanding notes and debentures, less cash and cash equivalents.

2

Total debt plus deferrable interest debentures issued to subsidiary trusts plus minority interests in equity of subsidiaries plus stockholders' equity less accumulated other comprehensive loss.

KINDER MORGAN, INC. AND SUBSIDIARIES

RECONCILIATION OF PRELIMINARY CASH FLOW (UNAUDITED)

(DOLLARS IN MILLIONS)

	Six Months Ended June 30,
	2005	2004
Simplified Calculation of Cash Flow Per Press Release
Income From Continuing Operations
Before Income Taxes and Certain Items	$ 431.6	$ 379.9
Add: Depreciation and Amortization	59.6	59.2
Less: Sustaining Capital Expenditures	(35.3)	(33.6)
Less: Cash Paid for Income Taxes	(139.8)	(117.1)
Simplified Calculation of Cash Flow Per Press Release	$ 316.1	$ 288.4

Reconciliation of Simplified Calculation to Preliminary Statement of Cash Flow
Simplified Calculation of Cash Flow Per Press Release	$ 316.1	$ 288.4
Add Back: Sustaining Capital Expenditures	35.3	33.6
Subtotal	351.4	322.0
Other Adjustments [1]	(186.0)	(76.0)
Net Cash Flows Provided by Continuing Operations [2]	$ 165.4	$ 246.0

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1

Adjustments for equity in earnings, distributions from equity investments, minority interests in income of consolidated subsidiaries, deferred purchased gas costs, changes in gas in underground storage, changes in other working capital items, net gains or losses on sales of assets, pension contributions in excess of expense, payment to terminate interest rate swap and other, net.

2

Preliminary estimate. Final statement of cash flows will be provided on Form 10-Q.